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                                                              EXHIBIT 24.1

                            POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Charles Berdon Lawrence, does hereby make, constitute and appoint Robert C. McNair and Richard A. Lydecker, Jr., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (i) Amendment No. 3 to the Registration Statement on Form S-1 with respect to an offering of Common Stock and Senior Notes of Cogen Technologies, Inc. and any and all subsequent amendments thereto (including post-effective amendments) and (ii) a second Registration Statement on Form S-1 with respect to additional Senior Notes or shares of Common Stock pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

  IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 28th day of August, 1998.

                                            /s/ Charles Berdon Lawrence
                                          -------------------------------------

                                              Charles Berdon Lawrence